                                                                      EXHIBIT 11

                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

         THE FOLLOWING TABLE PRESENTS THE COMPUTATION OF BASIC AND DILUTED LOSSES PER SHARE:


                                                                     THREE MONTHS ENDED
                                                           --------------------------------------
                                                             APRIL 1,                  MARCH 26,
                                                               2001                      2000
                                                           -------------             -------------
    Numerator:
Net (loss) before extraordinary gain                       $    (102,437)            $    (260,014)

Extraordinary gain on debenture settlement                       408,552                        --
                                                           -------------             -------------

Net income (loss)                                          $     306,115             $    (260,014)
                                                           =============             =============

    Denominator:
Denominator for basic income (loss) per
    share - weighted-average shares                            2,897,210                 2,343,460

Effect of dilutive securities:
    Stock options                                                 47,437                        --
                                                           -------------             -------------
Denominator for diluted income (loss) per share                2,944,647                 2,343,460
                                                           =============             =============

    Income (Loss) per share:

Basic

Net (loss) before extraordinary gain                       $       (0.03)            $       (0.11)
Extraordinary gain on debenture settlement                          0.14                        --
                                                           -------------             -------------
Net income (loss)                                          $        0.11             $       (0.11)
                                                           =============             =============

Diluted

Net (loss) before extraordinary gain                       $       (0.04)            $       (0.11)
Extraordinary gain on debenture settlement                          0.14                        --
                                                           -------------             -------------
Net income (loss)                                          $        0.10             $       (0.11)
                                                           =============             =============

